Exhibit 99.1

           VoIP, Inc. and Caerus, Inc. Complete Acquisition Agreement

Thursday June 2, 8:01 am ET

Combined Companies to Create a Full Service VoIP Powerhouse

FORT LAUDERDALE & ORLANDO, Fla.--(BUSINESS WIRE)--June 2, 2005--VoIP, Inc. (OTCBB:VOII - News) and Caerus, Inc. announced today they have completed the acquisition of Caerus by VoIP and will immediately begin the process of merging operations. As part of the agreement, VoIP, Inc. has acquired 100 percent of the business of Caerus, Inc. and its wholly owned subsidiaries Volo Communications, Inc., Caerus Networks, Inc., and Caerus Billing, Inc. in exchange for 16.9 million common shares of VoIP Inc. stock - a transaction valued at $30 million. VoIP, Inc. will continue to operate Caerus, Inc. and its subsidiaries under their existing names, consolidating all operations under VoIP, Inc. Steven Ivester continues as CEO of VoIP, Inc. and all of the subsidiaries, and Shawn Lewis, Caerus' Founder and CEO becomes Chief Technology Officer of VoIP, Inc. Further details of the transaction can be found in the Company's Form 8-K filed today with the Securities and Exchange Commission.

VoIP, Inc. CEO Steven Ivester commented, "The synergies of VoIP, Inc. and Caerus are unmistakable and cannot be found anywhere else in the industry. We are creating a combined company with one of the broadest product offerings, deepest distribution channels, largest sales and service support teams - which just doubled in size - in the industry - not to mention one of the largest proprietary Voice over IP (VoIP) networks in the U.S. It's a combination that will benefit all of VoIP, Inc. and Caerus, Inc. customers and suppliers."

VoIP, Inc. CTO Shawn Lewis added, "Combining Volo's current customer traction, technology, and network with VoIP, Inc.'s existing portfolio of companies is a huge step for the industry. Now there is a true, complete end-to-end solution for this ever-expanding VoIP industry. No where else can you find a turnkey solution from end-point devices to fulfillment, and support services of such magnitude."

"We're especially pleased that Shawn Lewis will continue to lead technology innovation and development efforts for VoIP, Inc. as CTO of the company," continued Ivester. "He is a well-respected leader and innovator, having written the patents for the first softswitch (patent 6,614,781) and SS7 Media Gateway (patent 6,442,169). One of his many accomplishments was the sale in 1998 of XCOM Technologies, Inc., a CLEC that he co-founded, to Level 3 Communications, Inc. (NASDAQ NM: LVLT - News) for common stock, options and warrants valued at $154 million."

Lewis added, "The combining of these companies is an enormous benefit to Volo's customers and vendors, who will continue to receive full support. It puts the company on the solid ground of a successful public company with tremendous capacity for future growth, and enables Volo to build on the great achievements of the past and continue its leadership position in the VoIP industry."

Volo Communications, Inc. is the licensed facilities-based CLEC (Competitive Local Exchange Carrier) and IXC (Inter Exchange Carrier). Caerus Networks, Inc. is the technology research and development subsidiary, and Caerus Billing, Inc. is the billing and mediation subsidiary. Caerus, Inc. and its three subsidiaries generated revenues during calendar year 2004 that totaled $14 million, and based on current contracts and purchased orders, revenues are estimated to exceed $38 million for calendar year 2005.

Through the wholesale-only model Volo is a "carrier's carrier," and will continue as a leader in the broadband voice marketplace. Volo will continue to market its network products and services under the VoiceOne brand name.

Volo currently has Network Access Points (NAPs) operating in Orlando, Atlanta, New York, Dallas and Los Angeles. A total of 22 NAPs are planned to be operational by the end of 2005 that will be capable of addressing the top 100 metropolitan areas, representing 93 percent of the domestic population.

The VoiceOne Network Operations Center (NOC) is a fully manned 24 x 7 operation and is the heartbeat of Volo Communications. The NOC is where the company monitors all aspects of the technical environment, from its nationwide OC-12 backbone to network routers, SIP proxies and numerous routing gateways, soft switches and other aspects of its VOIP infrastructure. Fully redundant technologies are deployed in a scalable network environment that enables the company to compete effectively and efficiently in the ever-evolving and demanding IP telecommunications marketplace. The VoiceOne network incorporates an advanced MPLS (Multi-Protocol Label Switching) architecture which is designed and operated to offer world-class services to carriers and service providers. VoiceOne features direct interconnection facilities with multiple LECs (Local Exchange Carriers), CLECs, IXCs, service providers, cable operators, wireless carriers and resellers.


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About VoIP, Inc.

VoIP, Inc. is an emerging global service provider of superior quality Voice over IP based solutions offering residential and business customers more user friendly and affordable ways to communicate. VoIP, Inc. also manufactures products and provides services to Internet Service Providers, Telecommunication Service Providers and Cable Operators in strategic countries around the world. VoIP, Inc., through its subsidiaries, provides a comprehensive portfolio of IP multimedia-based solutions ranging from subscriber based voice services, to SIP based infrastructure design and deployment, to broadband customer premises equipment design and implementation services, as well as engineering design, manufacturing and distribution of wireless broadband technology. VoIP, Inc. has applied for a patent for its state of the art VoIP Multimedia Terminal Adaptor which today supports the FCC Commission's desire for VoIP providers to deliver Emergency 911 Calling, Disability Access, and Law Enforcement Access capabilities to the marketplace.

For  more  info  on  the  company   please   visit  the   company's   web  site:
http://www.voipinc.com/.
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About Caerus, Inc.

Caerus, Inc., an Orlando, Fla.- based holding company with several subsidiaries including Volo Communications, Inc., Caerus Networks, Inc. and Caerus Billing and Mediation, Inc., is engaged in the telecommunications industry with interests in IP-based communication solutions that include transport services, billing and mediation services, hosted application services, proprietary soft switching technologies and telephony applications.

About Volo Communications, Inc.

Volo, a nationwide certified Competitive Local Exchange Carrier (CLEC) and InterExchange Carrier (IXC) through its nationwide Multi-Protocol Label Switching (MPLS) VoiceOne Network, is a carrier's carrier, providing service providers including carriers, CLECs, IXCs, cable and wireless operators, ISPs, and resellers an array of next generation wholesale voice, data and multimedia services. The services include the AccessNOW(TM) suite of virtual switching and mediation services, broadband voice, hosted IP-based application services including IP-Centrex and IP-PBX, unified messaging and origination and termination services.

Volo owns its technologies, integrated applications, and billing and provisioning systems, which are proprietary and were developed in-house. Volo offers a unique set of network interface tools that completely automates every aspect of the order provisioning process which is unmatched in the industry. Additionally, in 2004 Volo was recognized as a Pulver 100 company and was named Internet Telephony Service Provider of the Year. The three companies together provide a customized end-to-end technology solution. Caerus, Inc.'s founder wrote the patents for the first softswitch and the first SS7 Media Gateway. For more information, visit http://www.volocommunications.com.
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Safe Harbor

Statements about the Company's future expectations and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby.

The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic risks and uncertainties.

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Contact:

VoIP, Inc., Fort Lauderdale
Steven Ivester, 954-434-2000
sivester@voipinc.com
or
Belinda Banks, 917-670-6918
or
For Caerus, Inc.
HighTech PR, Inc.
Tammy Snook, 407-667-9355
tammysnook@hightechpr.net